Articles of Incorporation

(PURSUANT TO NRS 78)

STATE OF NEVADA

OFFICE OF THE

Secretary of State Filing fee:C06109

Capital Complex Receipt #: JN

Carson City, Nevada 89710

Telephone (702) 687-5203

FILED

IN THE OFFICE OF THE

SECRETARY OF STATE OF THE

STATE OF NEVADA

FEB 07 1994

1935-94

CHERYL A LAU SECRETARY OF STATE

"Cheryl A Lau"

No. _______________________

(For filing office use) (For filing office use)

Important: Read instructions on reverse side before completing this form.

TYPE OR PRINT (BLACK INK ONLY)
1. NAME OF CORPORATION: RENEGADE RECREATIONAL RENTALS, INC.
2. RESIDENT AGENT: (designated resident agent in Nevada where process may be served)
Name of Resident Agent: RESIDENT AGENCY NATIONAL
Mailing Address: 377 SO. NEVADA ST. CARSON CITY, NV 89703
Street Street Name City Zip 3. SHARES: (number of shares the corporation is authorized to issue)

Number of shares with par value:_______________ Par value:_______________ Number of shares without par value: 1000

4. GOVERNING BOARD: shall be styled as (check one): ____X_____ Directors __________ Trustees

THE FIRST BOARD OF DIRECTORS shall consist of 2 members and the names and addresses are as follows: CAROLINE MEYERS 7031 E. CAMELBACK #505, SCOTTSDALE AZ 85251
Name Address City/State/Zip CLIFFORD L. WINSOR 7031 E. CAMELBACK #505. SCOTTSDALE, AZ 85251
Name Address City/State/Zip
Name Address City/State/Zip 5. PURPOSE (optional - see reverse side): The purpose of the corporation shall be:

6. PERSONAL LIABILITY (pursuant to NRS 78.037): Check one (see below):___X____ Accept _________ Decline

A provision eliminating or limiting the personal liability of directors, officers, or stockholders for damages for breach of fiduciary duty as a director or officer, but such provision must not eliminate or limit the liability of a director or officer for: (a) Acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (b) The payments of distributions in violation of NRS 78.300.

7. OTHER MATTERS: Any other matters to be included in these articles may be noted on separate pages and incorporated by reference herein as a part of these articles: Number of pages attached 5
8. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (signatures must be notarized) "Caroline Meyers"
Signature Subscribed and sworn to before me this 4th day of.
Address City/State/Zip February, 1994.
Signature "Stephanie A Olivera"
Address City/State/Zip Notary Public
Signature
Address City/State/Zip

Certificate of Acceptance of Appointment of Resident Agent

I, RESIDENT AGENCY NATIONAL, hereby accept appointment as Resident Agent for the above named corporation.

"Catherine A Mano" February 7, 1994

Signature of Resident Agent Date

ARTICLES OF INCORPORATION

OF

RENEGADE RECREATIONAL RENTALS, INC.

FIRST: The name of the Corporation is: RENEGADE RECREATIONAL RENTALS, INC.

SECOND: Its statutory address in the State of Nevada is located at 377 So. Nevada St. Carson City, Nevada 89703, that this Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By Laws of said Corporation and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

THIRD: The objects for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

(A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

(B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this Corporation is organized.

(C) Shall have power to have succession by its corporate name for the period limited in its certificate or Articles of Incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

    Shall have power to sue and be sued in any court of law or equity.

    Shall have power to make contacts.

    Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

    Shall have power to appoint such officers and agents as the affairs of the Corporation shall require, and to allow them suitable compensation.

    Shall have the power to make By Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock the transaction of its business and the calling and holdings of meetings of its stockholders.

    Shall have the power to wind up or dissolved.

    Shall have the power to adopt and use common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the Corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp if it desires but such use or non use shall not in any way affect the legality of the document.

    Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledges or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

    Shall have the power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness credited by any other corporation or corporations of the State of Nevada or any other state or government and while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

    Shall have the power to purchase, hold, sell and transfer shares of its own capital stock and use therefor its capital, capital surplus, surplus, or other property for fund.

    Shall have the power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

    Shall have the power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or Articles of Incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the Corporation and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the Corporation, whether or not such business is similar in nature to the objects set forth in the certificate or Articles of Incorporation of the Corporation, or any amendment thereof.

    Shall have the power to make donations for the public welfare or far charitable, scientific or educational purposes.

    Shall have the power to enter into partnerships, general or limited, or joint ventures in connection with any lawful activities.

FOURTH: That the total number of voting common stock authorized that may be issued by the Corporation is ONE THOUSAND (1000) shares of stock without nominal or par value and nominal or par value and no other class of stock shall be authorized. Said shares without nominal or par value may be issued by the Corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

FIFTH: The governing board of this Corporation shall be known as directors and the number of the directors may from time to time be increased or decreased in such manner as shall be provided by NRS 78.115 and the By Laws of this Corporation, providing that the number of directors shall not be reduced to less than one (1). The name and post office address of the first Board of Directors shall be two (2) in number and listed as follows:

NAME	POST OFFICE ADDRESS
Clifford L. Winsor	7031 E. Camelback Rd. 3505, Scottsdale, AZ 85251
Caroline Meyers	7031 E. Camelback Rd. 3505, Scottsdale, AZ 85251

SIXTH: The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the Incorporation.

SEVENTH: The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

NAME	POST OFFICE ADDRESS
Caroline Meyers	7031 East Camelback Rd. #505, Scottsdale, AZ 85251

EIGHTH: The resident agent for this Corporation shall be:

RESIDENT AGENCY NATIONAL

The address of said agent, and the principal or statutory address of this Corporation in the State of Nevada shall be:

377 So Nevada St. Carson City, NV 89703

NINTH: The Corporation is to have perpetual existence.

TENTH: In furtherance and not in limitation of the powers conferred by stature the Board of Directors is expressly authorized subject to the By Laws. If any adopted by the stockholders, to make, alter or amend the By Laws of the Corporation. To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

By resolution passed by the majority of the whole board, to designate one (1) or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution, or in the By Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or manes, as may be stated in the By Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

When and as authorized by the affirmative vote of the stockholders holding stock entitling them to exercise at lease a majority of the voting power given at a stockholders meeting called fort that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

ELEVENTH: No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons or on such terms as in its discretion it shall deem advisable.

TWELFTH: No director or officer of the Corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however that the foregoing provision shall not climinate or limit the liability of a director of officer (I) for acts or violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statues. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

THIRTEENTH: This Corporation reserves the right to amend, aiter, change or repeal any provision contained in the Articles of incorporation, in the manner now or hereafter prescribed by statue, or by the articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named for the purpose of forming corporation present to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 4th day of February, 1994.

"Caroline Meyers"

STATE OF ARIZONA

County of Maricopa

On the 4th day of February, 1994 in Scottsdale, Arizona, before me the undersigned, a Notary Public in and or Scottsdale, State of Arizona, personally appeared Caroline Meyers, known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that she executed the same.

"Stephanie A. Olivera"